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                                                            Exhibit 99(b)(10)(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 26, 2004


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  Equitrust Life Annuity Account
          (File No. 333-46597)
          ------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 (File No. 333-46597) for Equitrust Life Annuity Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP


                                   By:  /s/ Stephen E. Roth
                                        -------------------
                                        Stephen E. Roth